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                    NUKO Information Systems, Inc. and Subsidiary

                    INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

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                                                                              Q1 Ended
                                                     April 30,                March 31,               December 31,
                                                     1996                     1996                    1995
                                                   ----------------         -----------------       ----------------
                                                     (Unaudited)              (Unaudited)             (Audited)
ASSETS:
  Current Assets
        Cash and cash equivalents                     $10,562,094              $11,449,908              $11,255,820
        Short term investments                            933,035                1,668,634                       --
        Accounts receivable, trade                        944,400                   62,437                  120,000
        Receivables from officers/directors                    --                       --                   27,931
        Share subscriptions receivable including
          interest of $30,567 at December 31, 1995             --                       --                  341,967
        Inventories (net)                                 906,144                  755,929                  758,552
        Other current assets                              361,517                  376,124                  110,762
                                                   ----------------         -----------------       ----------------
  Total Current Assets                                 13,707,190               14,313,032               12,615,032
                                                   ----------------         -----------------       ----------------


  Property and Equipment -- at cost
        Leased assets                                    211,417                  211,417                  211,417
        Computer hardware and software                   524,829                  478,200                  312,059
        Office furniture and other equipment             181,025                  135,304                   23,203
        Leasehold improvements                            61,321                   46,915                   11,033
                                                   ----------------         -----------------       ----------------
                                                         978,592                  871,836                  557,712
                Less accumulated depreciation           (178,463)                (153,689)                 (98,215)
                                                   ----------------         -----------------       ----------------
                                                         800,129                  718,147                  459,497
                                                   ----------------         -----------------       ----------------

  Other Assets                                           265,122                  239,132                  253,340
                                                   ----------------         -----------------       ----------------
TOTAL ASSETS                                         $14,772,441              $15,270,311              $13,327,869
                                                   ----------------         -----------------       ----------------
                                                   ----------------         -----------------       ----------------

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